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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   January 20, 1998
                                                 ----------------------


                          BOSTON LIFE SCIENCES, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

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


          Delaware                               0-6533              87-0277826
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(State or other jurisdiction of               (Commission   (I.R.S. Employer Identification No.)
  incorporation or organization)               File No.)
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31 Newbury Street, Suite 300
Boston, Massachusetts                                               02116
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(Address of principal executive offices)                           Zip Code


Registrant's telephone number, including area code  (617)  425-0200
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Item 5.  Other Events.
         -------------

Boston Life Sciences, Inc. announced that based on further extensive analysis of data from the Company's recently completed Phase III trial of Therafectin and the input obtained from its special panel of clinical rheumatologists, the Company intends to file an amendment to its current NDA seeking marketing approval for Therafectin.

A number of important findings in the analysis of the data strongly suggest therapeutic efficacy. The findings include the following: Applying the widely-accepted "Paulus" criteria of therapeutic efficacy, there was a highly statistically significant difference in the percentage of Therafectin patients meeting the Paulus criteria for therpeutic efficacy as compared to the percentage of placebo patients meeting the Paulus criteria (p less than 0.02). Among the predefined secondary efficacy variables, the reduction in the number of swollen joints, the ESR results, Functional Class scores, and the CLINHAQ (a quality of life measurement) were all statistically significant in favor of Therafectin. In addition, after withdrawing non-steroidal medication, all clinical secondary variables returned to baseline or better in the Therafectin group, while in the placebo group, these clinical variables remained statistically significantly worse than baseline. Applying the American College of Rheumatology (ACR) "50% improvement" criteria to the number of swollen joints, 36% of Therafectin patients experienced at least 50% decrease in the number of swollen joints, compared to 23% of placebo patients, a statistically significant difference (p less than 0.04). Finally, in the subgroup of patients (about half the total number) entering the study with greater than the median number of swollen joints (ten), all the primary variables as specified in the trial protocol were statistically significant, as were the secondary variables.

The Company's decision to file for marketing approval reflects the advice that it received from an ad hoc panel of clinical rheumatologists that was convened to evaluate the cumulative data on Therafectin and to assess the potential clinical utility of the drug. The consensus of the panel was that the cumulative safety and efficacy data on Therafectin justified its use by clinicians looking for a safe alternative to other more toxic drugs that are used to treat Rheumatoid Arthritis.

BLSI is developing novel treatments for cancer, autoimmune diseases, and central nervous system disorders.



Item 7.  Exhibits.
         ---------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1    Press Release, dated January 20, 1998.
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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         BOSTON LIFE SCIENCES, INC.

Dated: January 27, 1998  By:/s/ Joseph Hernon
                            ----------------------------
                            Joseph Hernon
                            Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                                     Page(s)
-----------                                                     -------

99.1          Press Release, dated January 20, 1998               6-7